Exhibit 99.1

Monument Circle Acquisition Corp. Amends Charter and Announces Decision to Liquidate

Indianapolis, IN, December 20, 2022 – On December 14, 2022, the stockholders of Monument Circle Acquisition Corp. (the “Company”) approved (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”) to extend the date by which the Company would be required to consummate a business combination from January 19, 2023 to July 19, 2023 (the “Extension Amendment”), (ii) an amendment to the Charter to permit the Company’s Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date (the “Liquidation Amendment” and, together with the Extension Amendment, the “Charter Amendments”), (iii) an amendment to the Company’s investment management trust agreement, dated as of January 13, 2021, by and between the Company and Continental Stock Transfer & Trust Company, to extend the date by which the Company would be required to consummate a business combination from January 19, 2023 to July 19, 2023, or such earlier date as determined by the Board in its sole discretion, and (iv) a proposal to ratify the selection by the audit committee of the Board of WithumSmith+Brown, PC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Company filed the Extension Amendment and the Liquidation Amendment with the Secretary of State of the State of Delaware and executed the Trust Agreement as of December 15, 2022.

In connection with the stockholders’ meeting, stockholders holding 23,585,009 public shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As of the date of this release, the final Redemption Amount and the per-share redemption price are being calculated by Continental Stock Transfer & Trust Company, the transfer agent of the Company. The Company expects to file a Current Report on Form 8-K to announce such information as soon as possible.

Following the stockholders’ meeting, the Company’s board of directors has determined to liquidate and dissolve the Company as soon as practicable before December 31, 2022. In connection therewith, the Company has (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of its anticipated redemption (the “Redemption”) of 100% of its shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), included as part of the units sold in the IPO, whether such shares were purchased in the IPO or in the secondary market following the IPO (including shares sold pursuant to the underwriters’ overallotment option, collectively, the “Public Shares”) and (ii) requested that Nasdaq suspend trading of the Company’s shares of Class A Common Stock, warrants to purchase shares of Class A Common Stock (the “Warrants”) and units, each consisting of one Public Share and one-third of one Redeemable Warrant (the units, together with the Class A Common Stock and the Redeemable Warrants, the “Securities”) effective after the closing of trading on December 23, 2022. As a result, the Securities will be suspended from trading on Nasdaq on December 23, 2022.

The Public Shares will be redeemed at a per-share price, payable in cash, equal to the remaining aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account deposits (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares (which represents those Public Shares that were not redeemed in connection with the Meeting). The Redemption will completely extinguish rights of the holders of public shares (including the right to receive further liquidating distributions, if any). As of the date of this release, the final Redemption Amount and the per-share redemption price are being calculated by Continental Stock Transfer & Trust Company, the transfer agent of the Company. The Company expects to file a Current Report on Form 8-K to announce such information as soon as possible.

There will be no redemption rights or liquidating distributions with respect to the Redeemable Warrants, which will expire worthless upon the liquidation of the Company.

If stockholders hold Units, such stockholders do not need to separate the Units into their component parts in order to have their public shares of Class A Common Stock redeemed.

About Monument Circle Acquisition Corp.

Monument Circle Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the above-referenced proposals, its inability to complete an initial business combination within the required time period and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contact:

Ryan Hornaday, CFO

rhornaday@emmis.com

317-684-6549